                                                                    EXHIBIT 4.16



                               AMENDMENT NO. 1 TO
                         AMENDED AND RESTATED REVOLVING
                         CREDIT AND TERM LOAN AGREEMENT


  This AMENDMENT NO. 1 (this "Amendment"), dated as of April 26, 1996, among (a) Genesee & Wyoming Inc., Rochester & Southern Railroad, Inc., Louisiana & Delta Railroad, Inc., Genesee and Wyoming Railroad Company, Buffalo & Pittsburgh Railroad, Inc., Allegheny & Eastern Railroad, Inc., Willamette & Pacific Railroad, Inc., The Dansville and Mount Morris Railroad Company, GWI Leasing Corporation, Bradford Industrial Rail, Inc., Railroad Services, Inc., GWI Dayton, Inc., GWI Rail Management Corporation, Genesee & Wyoming Investors, Inc., GWI Switching Services, L.P., Portland & Western Railroad, Inc., Illinois & Midland Railroad, Inc., and such other Borrower Subsidiaries which may become Borrowers hereunder from time to time (collectively, the "Borrowers" and each individually, a "Borrower"), (b) The First National Bank of Boston ("FNBB") and the other lending institutions listed on Schedule 1 to the Credit Agreement (as
                                         ----------
hereinafter defined) from time to time (collectively, the "Banks") and (c) The First National Bank of Boston as agent for the Banks (the "Agent").

  WHEREAS, the Borrowers, the Banks and the Agent are parties to that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of February 8, 1996 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have made loans to and may issue letters of credit for the benefit of the Borrowers; and

  WHEREAS, the Borrowers have requested that the Banks agree, and the Banks have agreed, on the terms and subject to the conditions set forth herein, to make certain changes to the Credit Agreement;

  NOW, THEREFORE, the parties hereto hereby agree as follows:

  (S)1.  DEFINED TERMS.  Capitalized terms which are used herein without
         -------------
definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

  (S)2.  AMENDMENT OF CREDIT AGREEMENT.  The Credit Agreement is hereby amended
         -----------------------------
as follows:

  (a)  The preamble to the Credit Agreement is amended by:

          (i) inserting after the word "hereto" in clause (b) of the preamble, the following clause: ", (c) THE FIRST NATIONAL BANK OF CHICAGO and KEY BANK OF NEW YORK, as co-agents for such lending institutions"; and

          (ii) deleting the parenthetical "(c)", and substituting therefor the parenthetical "(d)".

     (b) Section 1.1 of the Credit Agreement is amended by inserting the following new definitions in the appropriate places in the alphabetical sequence thereof:

          Co-Agents.  Collectively, The First National Bank of Chicago, a
          ---------
     national banking association, and Key Bank of New York, a New York State Chartered Banking Corporation.

          Kittanning.  Kittanning Equipment Leasing Company, a Pennsylvania
          ----------
     corporation and wholly owned Subsidiary of PSR.

          Oregon Rail Acquisition.  The acquisition by WPR from A&K Railroad
          -----------------------
     Materials, Inc., a California corporation, of 18 miles of continuous welded rail and related assets on terms and conditions and subject to documentation satisfactory to the Agent for an aggregate purchase price not to exceed $1,840,500.

          Oregon Rail Acquisition Date.  See (S)3.1.3.
          ----------------------------

          PSR.  Pittsburg & Shawmut Railroad, Inc., a Delaware corporation and
          ---
     wholly owned Subsidiary of GWI.

          PSR Stock Pledge Agreement.  The Stock Pledge Agreement dated on or
          --------------------------
     about April 29, 1996, between PSR and the Agent and in form substance satisfactory to the Banks and the Agent.

          Tranche C.  With respect to the Term Loan, the Tranche made or to be
          ---------
     made by the Banks to the Borrowers pursuant to (S)3.1.3, on the Oregon Rail Acquisition Date but in no event later than June 30, 1996, in an aggregate principal amount of up to $1,840,500.

          Tranche C Request.  See (S)3.1.3.
          -----------------

     (c) The definition of "Consolidated Cash Flow" set forth in (S)1.1 of the Credit Agreement is amended by:

          (i) deleting the word "or" at the end of clause (c)(ii), and substituting therefor a comma; and

          (ii) inserting at the end of clause (c)(iii) the following clause:
     "or (iv) in respect of the Oregon Rail Acquisition".

     (d) The definition of "Walker Acquisition" set forth in (S)1.1 of the Credit Agreement is amended by inserting after the word "GWI" the parenthetical "(or a wholly owned Subsidiary of GWI)".

     (e) The definition of "Walker Collateral Assignment" set forth in (S)1.1 of the Credit Agreement is amended by inserting after the word "GWI" the parenthetical "(or a wholly owned Subsidiary of GWI)".

     (f) The definitions of "Loan Request", "Security Documents", "Term Loan", "Tranche", and "Tranche B" set forth in (S)1.1 of the Credit Agreement are amended and restated as follows:

          Loan Request.  Collectively, Revolving Credit Requests, the Tranche B
          ------------
     Request and the Tranche C Request.

          Security Documents.  The Security Agreement, the Stock Pledge
          ------------------
     Agreement, the PSR Stock Pledge Agreement, the Partnership Pledge Agreement, the CIMR Mortgage, the LDR Mortgage, the CIMR Collateral Assignment and the Walker Collateral Assignment.

          Term Loan.  The term loan facility made available by the Banks to the
          ---------
     Borrowers on the Closing Date and, with respect to the Tranche B, on the Walker Acquisition Date and, with respect to Tranche C, on the Oregon Rail Acquisition Date, in an aggregate principal amount of up to $40,000,000 pursuant to (S)3.1.

          Tranche.  With respect to the Term Loan, a drawing of a portion of the
          -------
     Term Loan designated as Tranche A, Tranche B or Tranche C of the Term Loan.

          Tranche B.  With respect to the Term Loan, the Tranche made or to be
          ---------
     made by the Banks to the Borrowers pursuant to (S)3.1.2, on the Walker Acquisition Date, but in no event later than April 30, 1996, in an aggregate principal amount of up to $12,159,500.

     (g)  Section 3.1.2 of the Credit Agreement is amended by:

          (i) deleting the dollar amount "$14,000,000" set forth in the first sentence of such section and substituting therefor the dollar amount "$12,159,500";

          (ii)  deleting the phrase "or an integral multiple thereof" in clause
     (b)(i) of such subsection; and

          (iii) deleting the last two sentences of such section and substituting therefor the following sentence: "Upon delivery of the Tranche B Request, the aggregate Term Loan Commitments of the Banks shall immediately be reduced by the amount (if any) by which $12,159,500 exceeds the principal amount requested in the Tranche B Request."

     (h) Section 3.1 of the Credit Agreement is further amended by inserting a new subsection 3.1.3 as follows:

          3.1.3.  TRANCHE C.
                  ---------

     In addition to the other terms and conditions set forth in this Credit Agreement, the availability of Tranche C of the Term Loan is subject to the fulfillment of the additional conditions that (a) the proceeds of such Loan shall be used by the Borrowers to finance the Oregon Rail Acquisition on terms and conditions and subject to documentation in form and substance satisfactory to the Agent, and (b) no less than three (3) Business Days prior to the proposed Oregon Rail Acquisition Date, the Borrowers shall have given to the Agent written notice in substantially the form of Exhibit
                                                                         -------
     C-3 hereto (the "Tranche C Request") specifying (i) the principal amount of
     ---
     Term Loan requested, which shall be in a minimum aggregate amount of $500,000 up to a maximum principal amount of $1,840,500, (ii) the proposed Drawdown Date of such Term Loan (the "Oregon Rail Acquisition Date"), which shall in no event be later than June 30, 1996, (iii) the Interest Period for such Loan and (iv) the Type of such Loan. Subject to fulfillment of all of the conditions referred to in the preceding sentence, each Bank agrees to lend to the Borrowers on the Oregon Rail Acquisition Date the amount of its Term Loan Commitment Percentage of the principal amount of Term Loan requested in the Tranche C Request. The Tranche C Request may be delivered once only, shall be irrevocable and binding on the Borrowers, and shall oblige the Borrowers to accept Tranche C of the Term Loan in the principal amount requested from the Banks on the Oregon Rail Acquisition Date. Upon delivery of the Tranche C Request, the aggregate Term Loan Commitments of the Banks shall immediately be reduced by the amount (if any) by which $1,840,500 exceeds the principal amount requested in the Tranche C Request. The Total Term Loan Commitment shall terminate on the earlier to occur of (A) funding of Tranche C of the Term Loan or (B) June 30, 1996.

     (i) Section 3.2. of the Credit Agreement is amended by deleting the date "April 30, 1996", and substituting therefor the date "June 30, 1996".

     (j) Section 3.3 of the Credit Agreement is amended by deleting the words "and Tranche B" in the second sentence of such section, and substituting therefor the words ", Tranche B and Tranche C".

     (k)  Section 3.4 of the Credit Agreement is amended by:

          (i) deleting the date "April 1, 1996" set forth in the first sentence of such section, and substituting therefor the phrase "May 1, 1996 plus, in
                                                                        ----
     the event the Total Term Loan Commitment has not been terminated as of May 1, 1996, $1,840,500"; and

          (ii) deleting the heading "Percentage of Term Loan Outstanding on April 1, 1996" set forth in the heading of the table contained in such section, and substituting therefor the phrase "Percentage Payable".

     (l)  Section 8.17 of the Credit Agreement is amended by:

          (i) deleting the words "and the Walker Acquisition" set forth in the first sentence of such section, and substituting therefor the words ", the Walker Acquisition and the Oregon Rail Acquisition"; and

          (ii) deleting the "and" in the section sentence of such section, and substituting therefor a comma; and

          (iii) inserting before the period at the end of the second sentence of such section the phrase "and the proceeds of Tranche C of the Term Loan shall be used by the Borrowers solely to finance the Oregon Rail Acquisition".

     (m) Section 9.15 of the Credit Agreement is amended by inserting at the end of such section the following sentences: "Notwithstanding the foregoing, so long as Kittanning does not own assets having a gross book value in excess of $50,000 and does not have any Subsidiaries, Kittanning will not be subject to the provisions of this (S)9.15 and will not become a Borrower under this Agreement. In the event Kittanning at any time owns assets having a gross book value in excess of $50,000 or has any Subsidiaries, the Borrowers will promptly comply with the provisions of this (S)9.15 with respect to Kittanning."

     (n)  Section 10.1 of the Credit Agreement is amended by:

          (i) deleting the period and the end of clause (o), and substituting therefor a semi-colon; and

          (ii)   inserting a new paragraph as follows:

     "provided, however, that the Borrowers will not permit Kittanning to
      -------- --------
     create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness."

     (o)  Section 10.3(k) of the Credit Agreement is amended by:

          (i) deleting the period at the end of clause (v), and substituting therefor a semi-colon; and

          (ii)  inserting a new paragraph at the end of (S)10.3(k) as follows:

     "provided further that, notwithstanding the provisions of this (S)10.3(k),
      ----------------
     Investments by the Borrowers in Kittanning, other than Investments existing on the Walker Acquisition Date immediately after giving effect to the Walker Acquisition, will not be permitted;"

     (p) Section 11.6 of the Credit Agreement is amended by deleting the parenthetical set forth in the first sentence thereof after the words "Capital Expenditures", and substituting therefor the following parenthetical: "(net of those Capital Expenditures reimbursed by third parties, in respect of Construction Projects for which reimbursements have been received or will be received from third parties, or in respect of the Oregon Rail Acquisition)".

     (q) Section 13.5 of the Credit Agreement is amended by deleting the dollar amount "$14,000,000" set forth in clause (c) of such section, and substituting therefor the dollar amount "$12,159,500".

     (r) Section 13 of the Credit Agreement is further amended by inserting a new subsection 13.6 as follows:

          13.6.  TRANCHE C TERM LOAN.
                 -------------------

     In addition to all other conditions to borrowing hereunder, in the case of a Tranche C Request, (a) the Agent shall be satisfied with the terms and conditions and documentation relating to the Oregon Rail Acquisition, (b) the Oregon Rail Acquisition shall have been duly consummated on the Oregon Rail Acquisition Date and, after giving effect thereto, WPR shall own the assets conveyed to it therein free and clear of all security interests, liens and encumbrances, (c) the purchase price of the assets acquired pursuant to the Oregon Rail Acquisition and all expenditures and transaction costs associated therewith shall not exceed $1,840,500 in the aggregate, (d) the Agent shall have received evidence that all consents and approvals necessary to complete the Oregon Rail Acquisition shall have been obtained and such consents and approvals shall be in form and substance satisfactory to the Agent, (e) the Borrowers shall have taken all actions necessary to grant to the Agent a first priority perfected security interest in the assets acquired in the Oregon Rail Acquisition, and (f) the Borrowers shall have complied with the provisions of (S)3.1.3 hereof.

     (s) Section 14.3 of the Credit Agreement is amended by deleting the word "B-ank" and substituting therefor the word "Bank".

     (t) Section 16.3 of the Credit Agreement is amended by deleting the phrase "may be liable" set forth in the last sentence of such section, and substituting therefor the phrase "shall be liable".

     (u) Section 16.7 of the Credit Agreement is amended and restated in its entirety as follows:

          16.7.  INDEMNITY.  The Banks ratably (computed by reference to each
                 ---------
     Bank's percentage of the Total Revolving Credit Commitment and the Term
     Loan) agree hereby to indemnify and hold harmless the Agent and each of the Co-Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such Co-Agent has not been reimbursed by the Borrowers as required by (S)17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's or such Co-Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's or such Co-Agent's willful misconduct or gross negligence.

     (u) Section 16 of the Credit Agreement is further amended by inserting a new subsection 16.12 as follows:

          16.12.  DUTIES OF CO-AGENTS.  The Co-Agents as such shall have no
                  -------------------
     duties or responsibilities to the Borrowers, the Banks or the Agent hereunder.

     (v) Section 27 of the Credit Agreement is amended by inserting after the phrase "the definition of Majority Banks may not be amended" set forth in the second sentence of such section the words "and the release of all or substantially all of the Collateral will not be permitted".

     (S)3.  AFFIRMATION AND ACKNOWLEDGMENT OF THE BORROWERS.  Each of the
            -----------------------------------------------
Borrowers hereby ratifies and confirms all of its Obligations to the Banks, including, without limitation the Loans, and each of the Borrowers hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Credit Agreement as amended hereby. Each of the Borrowers hereby confirms that the Obligations are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by such Borrower as security for the Obligations.

     (S)4.  REPRESENTATIONS AND WARRANTIES.  Each of the Borrowers hereby
            ------------------------------
represents and warrants to the Banks as follows:

          (a) The execution and delivery by such Borrower of this Amendment and all other instruments and agreements required to be executed and delivered by such Borrower in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the
                                            --------- ---------
     performance by such Borrower of its obligations and agreements under the Amendment Documents and the Credit Agreement as amended hereby, are within the corporate authority of such Borrower, have been authorized by all necessary corporate proceedings on behalf of such Borrower, and do not and will not contravene any provision of law or any of such Borrower's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Borrower.

          (b) The Amendment Documents and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

          (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by such Borrower of the Amendment Documents or the Credit Agreement as amended hereby, or the consummation by such Borrower of the transactions among the parties contemplated hereby and thereby or referred to herein.

          (d) The representations and warranties contained in (S)8 of the Credit Agreement were correct at and as of the date made. Except to the extent that the facts upon which such representations and warranties were based have changed in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and after giving effect to the provisions hereof, such representations and warranties also are correct at and as of the date hereof.

          (e) Such Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

     (S)5.  EFFECTIVENESS.  The effectiveness of this Amendment shall be subject
            -------------
to the satisfaction of the following conditions:

          (a)  Delivery.  Each of the Borrowers, the Majority Banks and the
               --------
     Agent shall have executed and delivered this Amendment.

          (b)  Proceedings and Documents.  All proceedings in connection with
               -------------------------
     the transactions contemplated by this Amendment and all documents incident thereto shall be reasonably satisfactory in substance and form to the Banks, the Agent and the Agent's Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

     (S)6.  MISCELLANEOUS PROVISIONS.
            ------------------------

          (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

          (b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

          (d) The Borrowers hereby agree to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                              THE FIRST NATIONAL BANK
                              OF BOSTON, individually and as Agent



                              By: /s/ Barbara W. Wilson
                                  --------------------------
                                    Name:   Barbara W. Wilson
                                    Title:  Director

                              THE FIRST NATIONAL BANK OF CHICAGO, individually and as Co-Agent

                              By: /s/ Karen J. Andrews
                                  -------------------------
                              Name:  Karen J. Andrews
                              Title: Vice President

                              KEY BANK OF NEW YORK, individually

                              and as Co-Agent

                              By: /s/ Timothy O. Merriman VP
                                 ---------------------------
                                 Name:  Timothy O. Merriman
                                 Title: Vice President

                              NATWEST BANK, N.A.

                              By: /s/ Louise M. Schneider
                                 -------------------------
                                 Name: Louise M. Schneider
                                 Title: Vice President

                              CORESTATES BANK, N.A.

                              By: /s/ Verna R. Prentice
                                 ------------------------
                                 Name:  Verna R. Prentice
                                 Title: Vice President

                              NATIONAL CITY BANK, KENTUCKY

                              By:/s/ Don Pullen
                                 -----------------
                                 Name:  Don Pullen
                                 Title: Vice President

                              UNION BANK OF CALIFORNIA, N.A.

                              By:/s/ Anthony B. Kwee
                                 ----------------------
                                 Name:  Anthony B. Kwee
                                 Title: Vice President

                              LASALLE NATIONAL BANK

                              By:/s/ Kent Hammerstrom
                                 -----------------------
                                 Name:  Kent Hammerstrom
                                 Title: First Vice President

                              GENESEE & WYOMING INC.
                              ROCHESTER & SOUTHERN
                               RAILROAD, INC.
                              LOUISIANA & DELTA RAILROAD,INC.
                              GENESEE AND WYOMING
                               RAILROAD COMPANY
                              BUFFALO & PITTSBURGH
                               RAILROAD, INC.
                              ALLEGHENY & EASTERN
                               RAILROAD, INC.
                              WILLAMETTE & PACIFIC
                               RAILROAD, INC.
                              GWI LEASING CORPORATION
                              GWI DAYTON, INC.
                              GWI RAIL MANAGEMENT CORPORATION
                              GENESEE & WYOMING INVESTORS,INC.
                              ILLINOIS & MIDLAND RAILROAD, INC.



                              By: /s/ Mark W. Hastings, Treasurer
                                  -----------------------------
                                  Mark W. Hastings, Treasurer



                              THE DANSVILLE AND MOUNT
                               MORRIS RAILROAD COMPANY
                              BRADFORD INDUSTRIAL
                               RAIL, INC.
                              RAILROAD SERVICES, INC.


                              By:/s/ Alan R. Harris, Treasurer
                                 ------------------------------
                                 Alan R. Harris, Treasurer



                              GWI SWITCHING SERVICES, L.P.
                               BY: GWI DAYTON, INC.
                               ITS GENERAL PARTNER


                              By:/s/ Mark W. Hastings, Treasurer
                                 ----------------------------------
                                     Mark W. Hastings, Treasurer

                                          PORTLAND & WESTERN RAILROAD,INC.



                                          By:/s/ Anthony W. Mogytych
                                             ---------------------------------

                                                 Anthony W. Mogytych, President